Exhibit 10.6
AMENDMENT NO. 1 TO STOCK OPTION AGREEMENT
     This Amendment No. 1 (this “Amendment”) dated as of November 18, 2002 to that certain Stock Option Agreement (the “Stock Option Agreement”), dated as of October 14, 2002, by and between Natural Health Trends Corp., a Florida corporation the (“Company”), and Terry L. LaCore (the “Optionee”).
WITNESSETH:
     WHEREAS, the Company and Optionee are parties to the Stock Option Agreement, a copy of which is attached hereto as Exhibit A; and
     WHEREAS, the parties to the Stock Option Agreement desire to amend the Stock Option Agreement to amend the cashless exercise provision contained therein.
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Effective as of the date hereof, the Stock Option Agreement is hereby amended by deleting the following phrase contained in the first sentence of Section 4:
“the Optionee may, at its election”
and in lieu thereof the following phrase shall be inserted:
“the Company may, at its election, permit the Optionee to”.
     2. This amendment shall be governed by and construed in accordance with the Laws of the State of Texas, without regard to principles of conflicts of law.
     3. Except as otherwise specifically set forth herein, all of the terms and provisions of the Stock Option Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day first above written.

NATURAL HEALTH TRENDS CORP.

By:	/s/ Mark D. Woodburn

Name: MARK D. WOODBURN
Title: President

By:	/s/ Terry L. LaCore

STOCK OPTION AGREEMENT
     This Agreement, dated as of October 14, 2002 by and between Natural Health Trends Corp., a Florida corporation (the “Company”), and Terry L. LaCore (the “Optionee”).
WITNESSETH:
     WHEREAS, the Company considers it to be in its best interests and in the best interests of its stockholders that the Optionee be given the opportunity to acquire a proprietary interest in the Company by possessing an option to purchase certain shares of common stock, par value $.001 per share (the “Common Stock”), of the Company in accordance with the provisions set forth below;
     NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, it is agreed by and between the parties as follows:
     1. Grant of Option. The Company hereby grants to Optionee the right, privilege and option (the “Option”) to purchase all or any part of 57,000,000 shares of Common Stock (the “Option Shares”) at a purchase price of $.01 per share in the manner and subject to the conditions provided herein.
     2. Time of Exercise of Option. The Option is exercisable in full commencing on the date hereof through October 14, 2012 subject to the terms of this Agreement.
     3. Method of Exercise. The Option shall be exercised by written notice directed to the Company at the Company’s principal place of business, accompanied by a check in payment of the option price for the number of Option Shares specified and paid for in full. The Company shall make prompt delivery of such Option Shares once payment clears, provided that if any law or regulation requires the Company to take any action with respect to the Option Shares specified in such notice before the issuance thereof, then the date of delivery of such Option Shares shall be extended for the period necessary to take such action. If the Optionee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Optionee’s right to purchase such Option Shares may be terminated by the Company. The date specified in the Optionee’s notice as the date of exercises shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date. No fractional shares may be purchased hereunder.
     4. Cashless Exercise. At any time during the term, the Optionee may, at its election, exchange these options, in whole or in part (an “Option Exchange”), into the number of shares determined in accordance with this paragraph 4 by surrendering these

Options at the principal office of the Company, accompanied by a notice stating the Optionee’s intent to effect such exchange, the number of shares to be exchanged and the date on which the Optionee requests that such Option Exchange occur (the “Notice of Exchange”). The Option Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the “Exchange Date”). Certificates for the shares issuable upon such Option Exchange and, if applicable, a new Option of like tenor evidencing the balance of the shares remaining subject to this Option, shall be issued as of the Exchange Date and delivered to the Optionee within seven (7) business days following the Exchange Date. In connection with any Option Exchange, the Option shall represent the right to subscribe for and acquire the number of shares (rounded to the next highest integer) equal to (i) the number of shares specified by the Optionee in its Notice of Exchange (the “Total Number”) less (ii) the number of shares equal to the quotient obtained by dividing (A) the product of the Total Number and the then existing exercise price by (B) the current market value of a share of the Company’s common stock.
     5. Termination of Option. The Option and all rights granted by this Agreement, to the extent such rights have not been exercised, will terminate and become null and void ten years from the date hereof or upon ninety (90) days after the termination of the Optionee.
     6. Adjustments in Event of Change in Common Stock. In the event of any change in the Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the Common Stock, the number and kind of Option Shares subject to Option hereunder and the purchase price per Option Share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may reasonably deem equitable.
     7. Piggyback Registration Rights. Simultaneous herewith, the Company shall grant to the Optionee Piggyback Registration Rights, asset forth in Exhibit “A” annexed hereto.
     8. Rights Prior to Exercise of Option. The Optionee shall have no rights as a stockholder of the Company with respect to the Option Shares until full payment of the option price and delivery of such Option Shares as herein provided. Nothing contained herein or in the Plan shall be construed as creating or evidence of any agreement on the part of the Company to continue to employ or retain the Optionee in any capacity.
     9. Investment Representation. The Optionee, as a condition to the Optionee’s exercise of this Option, shall represent to the Company that the shares of Common Stock that the Optionee acquires hereunder are being acquired by the Optionee for investment and not with a view to distribution or resale thereof, unless counsel for the Company is then of the opinion that such a representation is not required under the Securities Act of 1933, as amended, or any other applicable law, regulation or rule of any governmental agency, except that this representation shall not apply to any transaction by Optionee pursuant to a registration statement under the Securities Act.
     10. Waiver; Entire Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.
     11. Governing Law. The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by and determined in accordance with the internal laws of the State of Texas, which is the sole jurisdiction in which any issues relating to this Agreement may be litigated.
     12. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date and year first above written.

NATURAL HEALTH TRENDS CORP.

By:	/s/ Mark D. Woodburn

Name:	MARK D. WOODBURN
Title:	President

THE OPTIONEE
/s/ Terry L. LaCore

Terry L. LaCore

EXHIBIT A
     The Investor shall have piggy-back registration rights with respect to the Investor Shares then held by the Investor (collectively, the “Remaining Investor Shares”), subject to the conditions set forth below. If, at any time the Company participates (whether voluntarily or by reason of an obligation to a third party) in the registration of any shares of the Company’s stock (other than a registration on Form S-4 or Form S-8), the Company shall give written notice thereof to the Investor and the Investor shall have the right, exercisable within ten (10) business days after receipt of such notice, to demand inclusion of all or a portion of the Investor’s Remaining Investor Shares in such registration statement. If the Investor exercises such election, the Remaining Investor Shares so designated shall be included in the registration statement at no cost or expense to the Investor (other than any costs or commissions which would be borne by the Investor under the terms of the Registration Rights Agreement). If, in connection with any underwritten offering for the account of the Company the managing underwriter or underwriters thereof (collectively, the “Underwriter”) shall impose a limitation on the number of shares of Common Stock which may be included in the registration statement because, in the Underwriter’s judgement, such limitation is necessary to effect an orderly public distribution of securities covered thereby, then the Company shall be obligated to include in such registration only such limited portion of the Registrable Securities for which such Investor has requested inclusion hereunder as the Underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Investors; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities the Investors of which are not entitled by right to inclusion of securities in such registration statement; and provided further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with Investors of other securities having the right to include such securities in such registration statement. The Investor’s rights under this Section shall expire at such time as the Investor can sell all of the Remaining Investor Shares under Rule 144 (k) without volume or other restrictions or limit.